UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
June 2, 2016

Douglas Emmett, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-33106	20-3073047
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification No.)

808 Wilshire Boulevard, Suite 200, Santa Monica, California     90401
(Address of principal executive offices)                           (Zip Code)

Registrant’s telephone number, including area code:    (310) 255-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At our Annual Meeting of Stockholders held on June 2, 2016 (see Item 5.07 below), our stockholders approved the adoption of the Douglas Emmett, Inc. 2016 Omnibus Stock Incentive Plan (the "2016 Plan"), which had previously been approved by our Board of Directors. A copy of the 2016 Plan is attached to this filing as Exhibit 10.1. The 2016 Plan authorizes the grant of awards covering up to 8.4 million shares of our common stock. No further grants will be made under the The Douglas Emmett, Inc. 2006 Omnibus Stock Incentive Plan.

Item 5.07 Submission of Matters to a Vote of Security Holders

Presented below are the voting results for the matters (described in detail in our proxy statement filed with the Securities and Exchange Commission on April 15, 2016) submitted to our stockholders at our Annual Meeting of Stockholders held on June 2, 2016:

Proposal 1. The following nominees were elected to serve on the board of directors until the 2017 annual meeting of stockholders with the following vote:

Nominee	For	Withheld	Broker Non-Votes

Dan A. Emmett	131,111,692	5,787,086	2,029,308
Jordan L. Kaplan	136,671,979	226,799	2,029,308
Kenneth M. Panzer	131,775,434	5,123,344	2,029,308
Christopher H. Anderson	135,506,376	1,392,402	2,029,308
Leslie E. Bider	135,160,741	1,738,037	2,029,308
Dr. David T. Feinberg	135,323,321	1,575,457	2,029,308
Thomas E. O'Hern	136,128,909	769,869	2,029,308
William E. Simon, Jr.	136,131,170	767,608	2,029,308
Virginia A. McFerran	136,519,630	379,148	2,029,308

Proposal 2. The appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016 was ratified with the following vote:

For	Against	Abstained	Broker Non-Votes

135,955,942	2,964,075	8,069	—

Proposal 3. The Douglas Emmett, Inc. 2016 Omnibus Stock Incentive Plan was approved with the following vote:

For	Against	Abstained	Broker Non-Votes

123,833,796	13,051,010	13,970	2,029,310

Proposal 4. Our 2015 executive compensation was approved with the following non-binding advisory vote:

For	Against	Abstained	Broker Non-Votes

115,611,396	21,269,517	17,863	2,029,310

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.    Description

10.1    Douglas Emmett, Inc. 2016 Omnibus Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOUGLAS EMMETT, INC.
Dated:	June 3, 2016	By:	/s/ MONA M. GISLER
Mona M. Gisler
Chief Financial Officer